Exhibit 99.2

1 Investor Presentation July 2020 The partner for your home Love your home. For moving and improving and everything in between

Copyright 2020 Porch.com. All rights reserved 2 DISCLAIMERS 2 Information Subject to Change The information, including financial information, contained herein has not been finalized and is subject to change. PropTech Acq uisition Corporation (“PTAC”) intends to file a registration statement on Form S - 4 containing a preliminary proxy statement and preliminary prospectus of PTAC with the Securities and Exchange Commission (the “SEC”) containing some of the information contained herein which may ch ange prior to filing the registration statement and in response to the SEC review process. To the fullest extent permitted b y l aw, in no circumstances will Porch.com, Inc. (“Porch” or the “Company”) or PTAC or any of their respective subsidiaries, stockholders, aff iliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direc t, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained withi n i t or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data use d i n this presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. N either Porch nor PTAC has independently verified the data obtained from these sources and cannot assure you of the data’s acc ura cy or completeness. This data is subject to change. In addition, this presentation does not purport to be all - inclusive or to contain all of the in formation that may be required to make a full analysis of Porch or the proposed business combination of PTAC and Porch (the “ Bus iness Combination”), and none of PTAC, the Company or their respective affiliates or representatives makes any representation or warranty, express or imp lied, as to the accuracy, completeness or reliability of the information contained in this presentation, and the recipient di scl aims any such representation or warranty. Viewers of this presentation should each make their own evaluation of Porch and of the relevance an d adequacy of the information and should make such other investigations as they deem necessary. This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of PTAC, Porch or any of their respective affiliates . You should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this presentation, you confirm that you are not relying upon the information contained herein to make any decision . Forward - Looking Statements Certain statements in this presentation may be considered “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally relate to future events or PTAC’s or the Company’s future financial or operating performance . For example, projections of future revenue, gross profit, contribution margin, Adjusted EBITDA and other metrics are forward - looking statements . In some cases, you can identify forward - looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology . Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements . These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by PTAC and its management, and Porch and its management, as the case may be, are inherently uncertain . Factors that may cause actual results to differ materially from current expectations include, but are not limited to : (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination ; (2) the outcome of any legal proceedings that may be instituted against PTAC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto ; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of PTAC, to obtain financing to complete the Business Combination or to satisfy other conditions to closing ; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination ; (5) the ability to meet the Nasdaq’s listing standards following the consummation of the Business Combination ; (6) the risk that the Business Combination disrupts current plans and operations of Porch as a result of the announcement and consummation of the Business Combination ; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees ; (8) costs related to the Business Combination ; (9) changes in applicable laws or regulations ; (10) the possibility that Porch or the combined company may be adversely affected by other economic, business and/or competitive factors ; (11) Porch’s estimates of its financial performance ; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in PTAC’s Annual Report on Form 10 K for the fiscal year ended December 31 , 2019 and the section entitled “Risk Factors” in PTAC’s Quarterly Report on Form 10 - Q for the quarterly period ended March 31 , 2020 .. Nothing in this presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved . You should not place undue reliance on forward - looking statements, which speak only as of the date they are made . Neither PTAC nor the Company undertakes any duty to update these forward - looking statements . Financial Information ; Non - GAAP Financial Measures The financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X . Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement / prospectus or registration statement to be filed by PTAC with the SEC . The “Pro Forma” financial data included herein has not been prepared in accordance with Article 11 of the SEC’s Regulation S - X, is presented for informational purposes only and may differ materially from the Regulation S - X compliant unaudited pro forma financial statements of Porch to be included in PTAC’s proxy statement/prospectus in connection with the proposed Business Combination (when available) . In addition, all historical financial information included herein is preliminary and subject to change pending finalization of the audits of Porch as of and for the years ended December 31 , 2019 and 2018 in accordance with PCAOB auditing standards . Except as otherwise noted, all references herein to full - year periods refer to Porch’s fiscal year, which ends on December 31 . Some of the financial information and data contained in this presentation, such as Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Revenue, Pro Forma Gross Profit and Contribution Margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . Porch defines Adjusted EBITDA as net income (loss) plus interest expense, net, income tax expense (benefit), other expense, net, and depreciation and amortization, certain non - cash long - lived asset impairment charges, stock based compensation expense and acquisition compensation and transaction expenses . Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA, as further adjusted to exclude the Adjusted EBITDA contribution from certain Porch businesses divested during 2019 and the first half of 2020 , after giving effect to all such divestitures as if they had occurred on January 1 , 2018 . Similarly, Pro Forma Revenue and Pro Forma Gross Profit represent revenue and gross profit, respectively, as adjusted to exclude the revenue and gross profit contribution from certain Porch businesses divested during 2019 and the first half of 2020 , after giving effect to all such divestitures as if they had occurred on January 1 , 2018 . Contribution Margin is defined as gross profit less all variable expenses, including marketing and sales . See the appendix beginning at slide 44 for more details regarding Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Revenue, Pro Forma Gross Profit and Contribution Margin, including the reconciliation of these measures to the nearest comparable GAAP measures elsewhere in this presentation .

Copyright 2020 Porch.com. All rights reserved DISCLAIMERS 3 Porch uses these non - GAAP measures to compare Porch’s performance to that of prior periods for budgeting and planning purposes . PTAC and Porch believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Porch’s results of operations . PTAC and Porch believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Porch’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Porch's method of determining these non - GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Porch does not recommend the sole use of these non - GAAP measures to assess its financial performance . Porch management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Porch’s financial statements . In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures . In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results . You should review Porch’s financial statements, which will be included in PTAC’s proxy statement/prospectus in connection with the proposed Business Combination (when available), and not rely on any single financial measure to evaluate Porch’s business . Other companies may calculate Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Revenue, Pro Forma Gross Profit, Contribution Margin and other non - GAAP measures differently, and therefore Porch’s Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Revenue, Pro Forma Gross Profit, Contribution Margin and other non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Use of Projections This presentation contains financial forecasts of the Company, namely, Porch’s projected revenue, gross profit, contribution margin and Adjusted EBITDA for 2020 - 2021 . Neither the Company’s independent auditors, nor the independent registered public accounting firm of PTAC, audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation . These projections should not be relied upon as being necessarily indicative of future results . The projected financial information contained in this presentation constitutes forward - looking information . The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . See “Forward - Looking Statements” above . Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . Industry and Market Data In this presentation, PTAC relies on and refers to certain information and statistics obtained from third - party sources which it believes to be reliable, including reports by market research firms . Neither PTAC nor Porch has independently verified the accuracy or completeness of any such third - party information . This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners . Additional Information About the Proposed Business Combination and Where to Find It In connection with the proposed Business Combination, PTAC intends to file with the SEC a registration statement on Form S - 4 containing a preliminary proxy statement and a preliminary prospectus of PTAC, and after the registration statement is declared effective, PTAC will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders . This presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination . PTAC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Porch, PTAC and the Business Combination . When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of PTAC as of a record date to be established for voting on the proposed Business Combination . Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www . sec . gov or by directing a request to David Batalion at dbatalion@cantor . com . This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U . S . Securities Act of 1933 , as amended . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE . Participants in the Solicitation PTAC and its directors and executive officers may be deemed participants in the solicitation of proxies from PTAC’s shareholders with respect to the proposed Business Combination . A list of the names of those directors and executive officers and a description of their interests in PTAC is contained in PTAC’s annual report on Form 10 K for the fiscal year ended December 31 , 2019 , which was filed with the SEC and is available free of charge at the SEC’s web site at www . sec . gov . Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available . The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of PTAC in connection with the proposed Business Combination . A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available .

Today's Presenters

Porch



Matt Ehrlichman

CEO and Founder

Chairman, CEO, Founder – Porch

Former CEO, Founder – Thriva
– Event Mgmt SaaS company
– Bootstrap to $60M acquisition

Former Chief Strategy Officer – Active Network (ACTV)
– Event Mgmt Vertical SaaS
– Acquisition through IPO

Experience: Stanford BS and MS, 25 buy-side transactions, high growth SaaS companies



Marty Heimbigner

CFO

CFO – Porch

Former CFO – WASH Multifamily Laundry Systems ($1.5B PE-backed roll-up)

Former CFO – City Bank (CTBK), Airbiquity, TheMaven (MVEN), BSQUARE (BSQR)

Experience: KPMG, reverse merger into public markets, public company CFO, 40 buy-side transactions, CPA

PROPTECH ACQUISITION



Tom Hennessy

Chairman, Co-CEO, and President

Chairman, Co-CEO, and President – PropTech Acquisition Corporation

Managing Partner – Hennessy Capital Real Estate Strategies

Former Portfolio Manager at Abu Dhabi Investment Authority (ADIA)

Experience: Previously with Sam Zell's Equity International and Credit Suisse Investment Bank



Joe Beck

Co-CEO and CFO

Co-CEO & CFO – PropTech Acquisition Corporation

Managing Partner – Hennessy Capital Real Estate Strategies

Former Senior Investment Manager at Abu Dhabi Investment Authority (ADIA)

Experience: Previously with Goldman Sachs Investment Bank

Porch

Copyright 2020 Porch.com. All rights reserved
4

Copyright 2020 Porch.com. All rights reserved Porch aligns with PTAC’s investment objectives 5 ~350 PropTech companies reviewed (companies that are bringing innovation to real estate) Established companies with considerable scale Quantitative Metrics Qualitative Metrics Ready to be public Identify Screen Select Execute Implied Transaction EV of $533 million Vertical Software platform for home inspection and home services industry High revenue growth and gross margins, attractive unit economics, path to profitability Capable and experienced management team that aspires to be public Robust financial systems, and controls Investment Objectives

Copyright 2020 Porch.com. All rights reserved Indicative Transaction Overview 6 ▪ PropTech Acquisition Corporation (“PTAC”) has proposed to enter a business combination (the “Transaction”) with Porch.com, Inc. (“Porch”), a vertical software platform for the home ▪ The Transaction is expected to close in Q4 2020 ▪ Post - closing, the company will be listed on NASDAQ under the Porch brand Transaction Structure ▪ Transaction implies a pro forma combined enterprise value of $533 million (4.4x based on 2021E revenue of $120 million) ▪ Existing Porch shareholders will receive approximately 53% of the pro forma equity and up to $30 million cash at close (1)(2) ▪ Porch Founders, Team and existing Porch shareholders are rolling 93% of their equity as part of the Transaction (1)(2) Valuation ▪ The Transaction will be funded by a combination of PTAC cash held in a trust account, PTAC common stock, proceeds from the PTAC PIPE, and Porch cash on hand at closing (1) ▪ Transaction is expected to result in zero debt and $200 million cash on balance sheet to fund growth (1) Capital Structure (1) See Pro Forma Equity Ownership (slide 37) for key assumptions and additional details. Assumes no redemptions by PTAC’s existi ng public shareholders. (2) Cash proceeds subject to downward adjustment to minimum of $10 million based upon total net cash available from all sources a t c losing. Pro forma equity ownership includes an earnout comprised of 5 million restricted shares issued at the closing of the Tra nsaction that are subject to forfeiture should the company not meet certain stock trading price hurdles (one - third during the three - year post - closing period at each of $18.00, $20.00 and $22.00 per share). Pro forma equity ownership is subject to upward adjustment if ca sh proceeds are adjusted downward.

Investment Highlights

Large Addressable Market

>$200B addressable TAM
that will continue to expand

Defensible Moat Creates a Sustainable Advantage

Software for home service companies provides early access to homebuyers and unique data about the home

Unique Access to Valuable Demand

65% of US Homebuyers in platform[(1)]
6 weeks pre-move date[(2)]

Software + Transaction Business Model

Software for companies provides consistent, reoccurring, and highly scalable business-to-business-to-consumer (B2B2C) transaction revenue

Strong Unit Economics

30x LTV/CAC[(3)]
Inspector SaaS Companies

Attractive Financial Results

49% Expected 3 year revenue CAGR[(4)]
78% 2020E Gross Margins
25% targeted long-term Adj EBITDA margins

(1) For the period Aug 2019 through Jan 2020, 65.4% of US residential properties bought or sold in the period were processed through the Porch system by Contracted Recurring Companies (source: US Census Bureau and National Association of Realtors). This definition applies throughout this presentation.
(2) On average, inspections occur 6 weeks prior to a homebuyer moving into their new home. Source: Ellie Mae.
(3) For the period Q3 and Q4 2019. LTV is calculated by taking total contribution margin after CAC, divided by the number of customers, and then multiplied by the average expected life of an account, capped at 5 years. CAC is the Customer Acquisition Cost and represents all variable costs (sales and marketing) required on average to acquire a new company. The LTV/CAC shown here is for an average inspection company Porch acquires.
(4) Based on 2018 pro forma through 2021E Porch revenue.

Porch

Copyright 2020 Porch.com. All rights reserved
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Copyright 2020 Porch.com. All rights reserved 8 Porch Introduction

Copyright 2020 Porch.com. All rights reserved 9 Transitioned to a Vertical Software Platform for Home Service Companies with Reoccurring B2B2C Transaction Revenue Leading ERP/CRM software for home inspectors and moving companies creates high retention rates. Companies (software customers) provide consistent and reoccurring access to homebuyers in exchange for their software. Unique early access to homebuyers provides the opportunity to monetize effectively by assisting consumers with the most valuable home services. Launched as a Home Services Marketplace in 2013 + + + Key insights: 1. Consumers don’t hire many home professionals each year. 2. The high LTV home services are purchased during the move. 3. Traditional legacy direct - to - consumer channels will only get more expensive. 4. Companies can provide sustainable and proprietary demand. 9 Porch has scaled into the vertical software platform for the home

Copyright 2020 Porch.com. All rights reserved 10 Software & Services for Companies Access to Consumers Deliver Services Porch has a unique strategy in the home services industry. 1. Porch provides software and services to home services companies such as home inspection and moving. 2. Through these companies, Porch gains early access to homebuyers. 3. Porch generates B2B2C transactional revenues by facilitating key and high value service purchases for these consumers. Similar to other Vertical Software Providers: (software with transaction revenue, but with a bigger TAM) Porch, the vertical software platform for the home 10

Copyright 2020 Porch.com. All rights reserved Software & Services for Companies Access to Consumers Deliver Services 11 #1 Moving Labor + Full Service #1 Inspector ERP / CRM 11,0 00 Companies (1) (1) (1) Based on Porch management estimates of relative market share. Porch provides software and services to home services companies (such as home inspectors and moving companies) via multiple brands. The companies pay either typical SaaS fees or by enrolling in Porch’s innovative Customer Access pricing model that provides Porch proprietary and early access to the homebuyer. Porch generates revenue from these consumers through sales of services. Porch Value Add to Companies 1. Leading CRM software available for free 2. Improved consumer experience and NPS 3. New customer demand and increased revenue Porch, the vertical software platform for the home

Copyright 2020 Porch.com. All rights reserved 12 Porch has early access to homebuyers at large scale by way of 11,000 companies. 65% of U.S. homebuyers flow through Porch’s software platform. (1) 27% of U.S. homebuyers provided to Porch by companies to help make the move and home maintenance easy. (2) 26% of all U.S. home inspections are managed through Porch’s inspection software. (3) Software & Services for Companies Access to Consumers Deliver Services Porch Value Add to Consumers 1. Free white glove concierge service 2. Free guided price comparison and service provisioning with top providers at best rates Porch, the vertical software platform for the home (1) For the period Aug 2019 through Jan 2020, 65.4% of US residential properties bought or sold in the period were processed thro ugh the Porch system by Contracted Recurring Companies (source: US Census Bureau and National Association of Realtors). (2) For the period Aug 2019 through Jan 2020, Porch had call and marketing rights for 27% of US homebuyers who were buying or sel lin g their home in the period (source: US Census Bureau and National Association of Realtors). (3) For the 2019 year, Porch estimates 26% of US home inspections were processed through its systems by taking total inspections in the Porch system divided by the total home sales during that period (source: US Census Bureau and National Association of Rea lto rs).

Porch, the vertical software platform for the home


Software & Services for Companies
Porch
Access to Consumers
Deliver Services

780K

Monetized Services[(1)]

Elite Insurance Group

Licensed insurance agency

Porch generates a majority of its revenues via a B2B2C transaction model, assisting consumers provided by companies with service purchases.

Current services include moving, insurance, security, TV/internet and contractor services.

Porch has focused on services purchased during the homebuying and moving experience given they are the highest value, but provides ongoing support for home maintenance and improvement projects as well.

Porch Value Add to Service Providers

1. High intent and high value customers
2. Early access to homebuyers during their move
3. Superior close rates within target CAC range

(1) As of the end of the 2019 year, Monetized Services is defined as the total number of unique services from which Porch generated revenue, including a new insurance customer, completed moving job, security installation, TV/internet installation or other home project.

Copyright 2020 Porch.com. All rights reserved
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Copyright 2020 Porch.com. All rights reserved 14 Porch by the numbers 14 About Us 2013 Launched Sept ‘13 90 0 Full - time team members (1) 11 ,000 Contracted Recurring Companies (2) Headquarters National Coverage Seattle Key Financial Metrics 780K $73M 2020E Revenue >50% YoY 2021E Revenue Growth 2020E Gross Profit 78% 2020E Gross Profit Margin $57M $2.2B 2019 Total Services GMV (8) Customers 65% U.S. Homebuyers in Platform (3) 27 % U.S. Homebuyers Call+Marketing Rights (4) 26% U.S. Home Inspections (5) 2019 Monetized Services (7) (1) As of June 2020, Porch had approximately 370 full - time employees and 530 full - time contractors for support, operations and sales . (2) As of the end of Q4 2019, Contracted Recurring Companies (also “Company” and “Companies”) are defined as SaaS and services co mpa nies across all home services verticals with reoccurring revenue contracts with Porch and which generated revenue during the qua rter. (3) For the period Aug 2019 through Jan 2020, 65.4% of US residential properties bought or sold in the period were processed thro ugh the Porch system by Contracted Recurring Companies (source: US Census Bureau and National Association of Realtors). (4) For the period Aug 2019 through Jan 2020, Porch had call and marketing rights for 27% of US homebuyers who were buying or sel lin g their home in the period (source: US Census Bureau and National Association of Realtors). This definition applies to this s tat throughout this presentation. (5) For the 2019 year, Porch estimates 26% of US home inspections were processed through its systems by taking total inspections in the Porch system divided by the total home sales during that period (source: US Census Bureau and National Association of Rea lto rs). (6) Annual Net Revenue Retention was calculated with inspectors who pay for the software by providing access to their customers. Th ese inspectors were organized into cohorts by the month the inspectors first joined. By comparing the revenue generated by e ach cohort in the full month (the 2 nd active month) to that same month a year later, we see an average of a 134% increase in net revenue across all cohorts. We in cl uded those cohorts which began in 2018 and had a full year of data through the end of year 2019. (7) As of the end of the 2019 year, Monetized Services is defined as the total number of unique services from which Porch generat ed revenue, including a new insurance customer, completed moving job, security installation, TV/internet installation or other h ome project. (8) As of the end of the 2019 year, Total Services GMV is measured as the total estimated completed service volume from home serv ice s processed through or originating from the Porch platform. 134% Annual Net Revenue Retention (6) $ 450 Avg Rev/Month per Company

Copyright 2020 Porch.com. All rights reserved 15 Real Estate Utilities Warranty Inspectors Inspection companies utilize Porch’s ISN software and provide Porch access to homebuyers Porch provides agents with inspection booking tools and a Repair Estimate Report and Moving Concierge Home Warranty companies provide Porch access to homebuyers for Moving Concierge or contractor services Utilities provide a white - labeled Porch Moving Concierge to their customers to increase customer satisfaction B2B - Software & Services for Companies Moving Moving companies use Porch’s HireAHelper software and provide Porch access to homebuyers Porch provides software & services to several home service industries

B2B - Software & Services for Companies

Porch offers a compelling value proposition for inspectors & movers

Leading ERP / CRM software[1]

DASHBOARDS


Welcome to your ISN, Seth!
Quick Search
Weather
63 °
Gross Income
$1,783.31
$5,253.79
Revenue Per Week
What's Going On Today
Average Inspection Fee

ONLINE BOOKING & SCHEDULING


Honor Services
Sign Agreements
Payment
Confirm and Download
Payment information
Order summary
Your information
Orders
Price

CUSTOMER CRM



CALENDAR & DISPATCH


Calendar

REPORTING



PAYMENT PROCESSING



Innovative pricing: free with customer access

Pay SaaS Fees



OR

Pay with Customer Access


Your moving checklist

Porch's preferred option
(Companies are 6x more valuable to Porch while getting the software for free)[2]

together produce

30x LTV/CAC[3]

(1) Based on Porch management estimates of relative market share.
(2) For 2019, Porch generated approximately $4 per inspection in SaaS fees processed through its SaaS system. Through Porch's customer access model, Porch management estimates that homebuyers generate $25 in revenue to Porch.
(3) For the period Q3 and Q4 2019. LTV is calculated by taking total contribution margin after CAC, divided by the number of customers, and then multiplied by the average expected life of an account, capped at 5 years. CAC is the Customer Acquisition Cost and represents all variable costs (sales and marketing) required on average to acquire a new company. The LTV/CAC shown here is for an average inspection company Porch acquires.

Porch

Copyright 2020 Porch.com. All rights reserved
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B2B - Software & Services for Companies

Porch's unique value proposition creates strong results

Porch provides: 1) Leading software for free, 2) Tools to increase NPS for free and 3) Demand and jobs

INSPECT IT LIKE A GIRL

Case Study: Inspect It Like A Girl ("ILG") is an inspection company using Porch's CRM, Moving Concierge, and other modules.

Since starting to work with Porch in 2017, ILG has more than doubled.


(1)
Since joining Porch CRM, ILG's annual inspections have increased by
135%
ILG's annual revenue has increased by
145%
2019
2019

"Porch will be a game changer in our industry... Porch's CRM has turned me from a technician to a business owner, and keeps me focused on growing my business."



Pam Pybas, Founder
Inspect It Like A Girl
Jackson, MS

5,500 inspector companies



6 of 7 inspection company franchise systems;[(2)] majority of top 200 by volume

Outstanding Customer Satisfaction[(3)]


0
-50
50
73
NPS
-100
100

Annual Net Revenue Retention[(4)]

134%

(1) The graphs represent Inspect It Like A Girl's ("ILG") annual revenue in its first year using Porch's CRM compared to 2019 (left) and total number of annual inspections during the first year since using Porch's CRM compared to 2019 (right). Source: Inspect It Like A Girl.
(2) Based on Porch management belief.
(3) Net Promoter Score ("NPS") Surveys are sent to all inspection software customers every 90 days. The most recent data is for 1/1/2020 to 3/31/2020 where there were 963 respondents and a 73 NPS score.
(4) Annual Net Revenue Retention was calculated with inspectors who pay for the software by providing access to their customers. These inspectors were organized into cohorts by the month the inspectors first joined. By comparing the revenue generated by each cohort in the full month (the 2nd active month) to that same month a year later, we see an average of 134% retention across all cohorts. We included those cohorts which began in 2018 and had a full year of data through the end of year 2019.

Porch

Copyright 2020 Porch.com. All rights reserved
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Copyright 2020 Porch.com. All rights reserved 18 18 Companies introduce Porch to help their homebuyers in many ways B2B2C - Access to Consumers Moving Concierge Personal (and free) Moving Concierge teams with Porch’s in - house insurance agents to assist with all aspects of the move and any ongoing home maintenance Self - Service Moving Dashboard to provide an easy checklist and quotes for all aspects of the move Offers & Advice Targeted communications, direct mail and programmatic retargeting to engage homebuyers Cost Calculator Project cost guide to help accurately save and budget for projects based on local pricing Inspection Repair Estimates New level of transparency to the home inspection process through detailed cost estimates Moving Checklist Detailed moving checklist to make the move easy and extend Porch’s relationship with the homeowner

Copyright 2020 Porch.com. All rights reserved Home Inspection Inspections lead to early insights 6 weeks pre - move 65% of all U.S. homebuyers are processed through Porch’s software by companies Companies provide Porch uniquely vast access to homebuyers B2B2C - Access to Consumers 19 27% of all U.S. homebuyers get a Porch Moving Concierge Includes call and marketing rights Moving Companies Utilities Warranty Real Estate (1) On average, inspections occur 6 weeks prior to a homebuyer moving into their new home. Source: Ellie Mae. (1) CHANNEL CRM / ERP software CRM / ERP software

Copyright 2020 Porch.com. All rights reserved Porch knows homebuyers are moving 6 weeks before the move due to unique early access 71% of movers make major move related purchase decisions Customer info becomes public (i.e. available to everyone else) via USPS 5 - 60 days post - move Porch sees homebuyers 6 weeks pre - move, when most valuable 20 B2B2C - Access to Consumers Everyone Else (1) Source: Epsilon new mover report from 2016 (1)

B2B2C - Deliver Services

Porch's unique access to the consumer allows it to deliver services across the lifetime of the home

Core Focus		Future Opportunities	
Pre-move	**Move-in**	**Maintenance**	**Improvement**
Partner processes inspection using Porch tools	Porch assists homebuyers with all of their move-in service needs	Porch supports all maintenance requests with fixed pricing and quality professionals	Porch supports larger home improvement projects utilizing the Porch Pro Network

Homeowner is assisted by Porch's Moving or Home Concierge, self serve tools, and services

SERVICES

Book Inspections Inspection Estimates	Insurance Movers Security TV / Internet	*Future* *Utility Setup* *Solar* *Warranty*	TV Mounting Dryer Vent Clean Carpet Cleaning	Gutter Cleaning HVAC Handyman	Painting Electricians Plumbing	Remodeling Roofing Windows

Porch

Copyright 2020 Porch.com. All rights reserved
21

Copyright 2020 Porch.com. All rights reserved Porch provides end - to - end comparison & provisioning for key services 22 Moving Contractors TV/Internet Insurance Porch is a nationwide insurance agency, quoting and selling P&C insurance to homebuyers and renters. This includes home, auto, flood and umbrella. Porch helps customers get inspection repairs done on their new home and complete ongoing maintenance and improvement tasks. Porch helps consumers understand all of their options for Internet, TV and phone service for their new home, and helps the customer purchase and activate service. Porch is the leader in providing moving labor services (loading or unloading a moving truck) and spans to coordinate full - service long - distance moves. B2B2C - Deliver Services Security Porch helps ensure homes are protected with getting the right home security and home automation company scheduled to complete the installation. Commission revenue Per job revenue Per install revenue Per install revenue Per lead/appt revenue

Copyright 2020 Porch.com. All rights reserved 23 Financial Overview

Financial Results and Projections

Revenue ($ mm)



49% CAGR
$36
$57
$85 (1)
$73
$120
2018PF
2019PF
2020E
2021E
% Growth
55%
28% 49% (1)
64% 41% (1)

Gross Profit (2) ($ mm)



Gross Profit
Gross Margin
49% CAGR
$29
$47
$68 (1)
$57
$97
81%
83%
78%
81%
2018PF
2019PF
2020E
2021E
% Growth
60%
21% 45% (1)
70% 43% (1)

Contribution Margin (3) ($ mm)



167% CAGR
$3
$11
$26
$53
2018PF
2019PF
2020E
2021E
% Growth
292%
161%
87%

Adjusted EBITDA (4) ($ mm)



-$29
-$30
-$10
$7
6% (5)
2018PF
2019PF
2020E
2021E

Note: Numbers noted as PF are Pro Forma results which exclude the financial results of certain Porch businesses divested during 2019 and the first half of 2020, after giving effect to all such divestitures as if they had occurred on January 1, 2018.

(1) Based on internal estimates, Porch believes without the COVID-19 pandemic, it would have been estimating $85M in revenue and $68M in gross profit for the 2020 year. Had this occurred, 2020E and 2021E revenue growth would have been 49% and 41%, respectively.

(2) Gross Profit is defined as Revenue less cost of revenue, which is inclusive of credit card processing fees, guarantee fees, service provider fees and other minor costs. Gross Margin is Gross Profit divided by Revenue.

(3) Contribution Margin is defined as Gross Profit less all variable expenses, including marketing and sales.

(4) Adjusted EBITDA is calculated as EBITDA less certain non-cash long-lived asset impairment charges, stock based compensation expense and acquisition compensation and transaction expenses. See 'Non-GAAP Reconciliation' and the appendix beginning at slide 44 for more information.

(5) 2021E Adjusted EBITDA as a percentage of revenue.

Copyright 2020 Porch.com. All rights reserved
24

Copyright 2020 Porch.com. All rights reserved Diverse, quality, and reoccurring revenue leads to targeted 25% long - term Adjusted EBITDA margins (1) B2B includes recurring fees paid by Companies to Porch for SaaS and other services. (2) B2B2C (Moving Services) includes revenue predominantly related to selling consumers insurance, moving, security and TV/intern et with the vast majority of these consumers being provided to Porch on a reoccurring basis by companies. (3) B2B2C and B2C (Post - Move Services) includes revenue predominantly related to connecting consumers with contractors across home m aintenance and improvement projects with these consumers originating from both 1) companies on a reoccurring basis, and 2) di rec t - to - consumer channels. (2) (1) (3) 25 2018PF 2019PF 2020E 2021E Long-Term (targeted) Revenue 100% 100% 100% 100% 100% Gross Profit 81% 83% 78% 81% 80% Contribution Margin 7% 19% 36% 44% 50% Adjusted EBITDA Margin -79% -52% -14% 6% 25%

Porch operates in industries rapidly rebounding from COVID

Home Inspections

The volume of home inspections processed through Porch nationwide bottomed out at a 42% YoY decline in April 2020. Existing-home sales in June 2020 experienced the biggest monthly increase on record going back to 1968.(1)



2020
2019
2/24: Stock Market Dips
3/4: WFH Policies Start
3/16: Avoid Groups >10
4/15: NY Peak Daily Cases
5/25: Memorial Day (2020)
2020
2019

Home Projects

The volume of home service project requests processed through Porch nationwide bottomed out at ~38% YoY decline in March 2020. 8 weeks later volumes had fully recovered, with US consumers spending more money on their homes.



2020
2019
2/24: Stock Market Dips
3/4: WFH Policies Start
3/16: Avoid Groups >10
4/15: NY Peak Daily Cases
5/25: Memorial Day (2020)

Source for both graphs: Porch customer data.

(1) Source: WSJ.com article – "U.S. Existing-Home Sales Rose 20.7% in June".

Porch

Copyright 2020 Porch.com. All rights reserved
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Copyright 2020 Porch.com. All rights reserved 27 Looking Forward

Copyright 2020 Porch.com. All rights reserved 28 No Jerks / No Egos Be Ambitious Solve Each Problem Care Deeply Together We Win Porch has built a values - led culture and business Dena Singleton VP People • HR Leader at Apptio, Starbucks, Microsoft, and Pepsi Matt Ehrlichman CEO & Founder • CSO, Active Network (IPO) • CEO, Thriva (sold for >$60M) Matthew Neagle CRO • Prin. Product Manager, Amazon • SMB Ad Sales & Operations, Google Gavin Woody VP Ops • VP Operations, A Place for Mom • Expedia, McKinsey, Army Nicole Pelley VP Product • Group Manager, Nordstrom • Product Leader, Active Network Mike Glanz GM Moving • Founder/CEO HireAHelper Ronnie Castro VP Marketing • Co - Founder Porch • Paid Search at Expedia, Google Marty Heimbigner CFO • CFO, WASH (roll - up), CTBK, MVEN, BSQR, Airbiquity • KPMG, CPA

Trillion dollar market potential in Home Services


Moving Services
Insurance
Contractor Services
Other Opportunities in "Home"

U.S. Total Addressable Market ("TAM"):

Moving Services: $4B (1)
(moving, security, TV/internet)

P&C Insurance: $83B (2)
(home, auto, umbrella, flood)

Contractor Services: $141B (3)
(referral, managed services gross profit)

Other Opportunities in "Home"
(SaaS, mover marketing, home care subscription)

(1) Moving Services: TAM of $4B is comprised of Security, Moving, and TV / Internet installs. Security TAM of $1.3B estimated based on $220 net commission per security install multiplied by 6M home sales per year. Moving TAM of $1.9B based on $314 net commission per move multiplied by 6M moves per year. TV / Internet Installs TAM of $684M based on $114 net commission per install multiplied by 6M installs per year.
(2) Insurance: $83B TAM based on U.S. home insurance annual revenues of $104B plus U.S. auto insurance annual revenues of $313B (source: IBIS 2019 full year data) all multiplied by a 20% broker commission. Umbrella and flood are incremental.
(3) Contractor Services: TAM of $141B is composed of Managed Services and Referral Services. Managed services TAM of $104B based on home services spend of $460B (source: GM Insights 2018 full year data) with 50% of projects managed at a 45% gross margin. Referral services TAM of $35B based on home services spend of $470B with 50% referral projects at a 15% referral fee.

Porch

Copyright 2020 Porch.com. All rights reserved
29

Copyright 2020 Porch.com. All rights reserved $73M ~$500M - $100 $200 $300 $400 $500 2020E Revenue Core Business Growth Revenue Potential in 5 - 7 Years Core business growth has potential to increase 30 - 35% annually 30 30 - 35% CAGR (1) Increase organically through sales & marketing Increase through SaaS acquisitions # of B2B clients % of B2B clients that grant access rights Increase % of B2B companies that grant access rights to consumers Increase monetization through existing services and new services Improve conversion rate of each service and increase take rate per service x x % of consumers contacted and engaged Increase % of individuals with access rights that are called, contacted, and engaged Gain access to more homebuyers x ~$500M core business opportunity (6x growth) over 5 - 7 years from clear tactics including: Increase revenue per homebuyer (1) Represents Porch management approximate estimates of potential future revenue growth opportunities and does not constitute Po rch management financial projections or guidance and should not be regarded or relied on as such.

Core growth levers: clear opportunities to continue strong growth

59% of companies don't yet pay with access
Porch sees a 6x increase in revenue when they do[1]



~$25(3)
~6x
increase
$4(2)

SaaS Fee Pricing
Companies pay ~$4 fee per transaction for using Porch software

Customer Access Pricing
Porch's Revenue Per Homebuyer with Call and Marketing Rights

Today, Porch captures only ~1% of the total value opportunity per homebuyer



~$2,300(4)(5)
+90x
opportunity
~$25

Porch's current revenue per homebuyer

Potential revenue opportunity per homebuyer

(1) Porch does not have customer access (call and marketing rights) to ~59% of the 11,000 companies using Porch's software.
(2) For 2019, Porch generated approximately $4 in SaaS fees per inspection processed through its SaaS system.
(3) Porch's homebuyer base has grown quickly and while Porch has and continues to scale rapidly, it does not yet attempt to contact all homebuyers to whom it has access. $25 is Porch management's estimate based on those homebuyers who were attempted to be contacted.
(4) Figure not to scale.
(5) ~$2,300 calculated as $1,300 potential LTV for insurance times 100% frequency purchased, $1,100 for security times 20% frequency purchased, $120 for TV / Internet times 100% frequency purchased, $200 for Utilities times 50% frequency purchased, $250 for Moving times 60% frequency purchased, $300 for Warranty times 25% frequency purchased, $160 for additional product sales times 33% frequency purchased, $2,080 for Inspection Repairs times 10% frequency purchased, $150 for Mover Marketing times 100% frequency purchased. All potential LTV's and frequency purchased based on Porch management estimates.

Porch

Copyright 2020 Porch.com. All rights reserved
31

Copyright 2020 Porch.com. All rights reserved $73M ~$500M ~$1.5B - $200 $400 $600 $800 $1000 $1200 $1400 $1600 2020E Revenue Core Business Growth Revenue Potential in 5 - 7 Years Mover Marketing Insurance Expansion New Home Service Verticals Upside Potential ~$200M ~$400M ~$400M Porch has the potential to grow revenues ~20x 32 New Vertical Expansion: ~$400M potential revenue opportunity ▪ Assumes 4+ SaaS acquisitions per year with $200M acquired revenue and $200M organic growth via revenue growth from Porch’s platform. 30 - 35% CAGR Insurance Expansion: ~$400M potential revenue opportunity ▪ Expand from an insurance agency to a Managed General Agency (MGA). ▪ Achieved by the acquisition of 1+ insurance MGA (~$100M anticipated acquired revenue) which increases commissions ~2.5x without assuming underwriting risk. Mover Marketing: ~$200M potential revenue opportunity ▪ Data monetization by shifting mover marketing spend by brands from change of address to 6 weeks prior with Porch. ▪ Achieved by acquiring 40 enterprise customers paying $1 per mover (vs $2 per mover list rate) 3 2 1 1 2 3 (1) (1) Represents Porch management approximate estimates of potential future revenue growth opportunities and does not constitute Po rch management financial projections or guidance and should not be regarded or relied on as such.

Porch has a compelling M&A pipeline and the track record to execute

Management Experience

CEO has led >25 acquisitions

CFO has led 40 buy-side acquisitions

Corp Dev leader with >30 M&A deals

Porch has a strong M&A playbook

Home service with recurring revenue

Ability to accelerate growth within Porch

Strong and energized team

Profitable within Porch

Immediately accretive



Opportunities: >1000

Pipeline: 150+

Insurance, Moving, Home Services SaaS, and Home Technology sectors (among others).

Active: 20

Regular contact with ~20 potential acquisition targets.

Deal Discussion: 7

2020E: $181M Rev / $32M EBITDA[(1)]
Immediately accretive to Porch

Expected in next 12 months: 4

We expect to complete several strategic acquisitions in the 12 months following the Transaction.

(1) This represents the approximate aggregate 2020E revenue and EBITDA of these target companies on a standalone basis as communicated by such target companies to Porch management and has not been independently verified by Porch.

Porch

Copyright 2020 Porch.com. All rights reserved
33

Porch's innovative platform creates significant growth for acquisitions

ISN Inspection Support Network™


ISN Revenue
$30,000,000
$20,000,000
$10,000,000
$0
Acquired
Aug '17
2015
2016
2017
2018
2019
2020E
2021E



Summary: Founded in 2000, ISN is the largest CRM and ERP software system for home inspectors.[1]

Key Initiatives:

1. **Pay by Customer Access:** Porch's Moving Concierge helps inspectors provide a better consumer experience.
2. **Product Enhancement:** Updates to core CRM functionality including scheduling, billing, reporting and online booking.
3. **Integrated Payment Processing:** Porch provided integrated payment processing for inspectors to save inspectors money and increase revenue per inspector.

HIRE A HELPER


HireAHelper Revenue
Full Service (Truck or Long Distance)
Moving Labor
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
Acquired
Nov '18
2015
2016
2017
2018
2019
2020E
2021E

4.7 out of 5[2]

150,214 reviews

Summary: Founded in 2007, HireAHelper offers SaaS for moving companies and a highly rated consumer experience for comparing and booking any moving service.

Key Initiatives:

1. **Product Expansion:** Launched integrated Movers + Truck and Long Distance (Full Service) product offerings.
2. **Integration of Porch Demand:** Integrated into the Porch Moving Concierge driving a significant increase in demand.
3. **Strategic Partnerships:** Porch's Moving Concierge, services, and demand helped expand enterprise partnerships including top moving truck companies.

(1) Based on Porch management estimates of relative market share.
(2) Source: www.hireahelper.com. HireAHelper requests a review from each consumer and this is the average score from 150,214 review responses received that have been collected all time through May 2020.

Porch

Copyright 2020 Porch.com. All rights reserved
34

Copyright 2020 Porch.com. All rights reserved Be a critical partner for home service companies Companies give unique access to consumers We build trust as the Moving Concierge Vertically integrate in insurance Monetize data with mover marketing How: Software and services to help companies grow and delight their customers How: Software - using companies introduce Porch ~6 weeks early to movers How: Use our Concierge platform and services capabilities to delight consumers How: Leverage unique demand and data access to scale insurance business How: Shift current mover marketing industry forward 6 weeks via Porch Recap: The strategy to build a winner in the “Home” market Scale inspection and other home SaaS and disrupt insurance , moving , home services & mover marketing 2020 35 M&A to roll - up SaaS companies How: Identify and close accretive acquisitions with unique demand and data 2020 35

Copyright 2020 Porch.com. All rights reserved Transaction Overview 36

Pro Forma Equity Ownership

($M)

Sources	
Porch Shares(1)	$366
Estimated Cash Held in Trust(2)	$174
Proceeds from PIPE(3)	$150
Total Sources	**$689**

Uses	
Equity Consideration to Porch Existing Shareholders(4)	$366
Cash Proceeds to Seller(5)	$30
Paydown of Existing Net Debt(6)	$66
Cash to Porch Balance Sheet	$205
Estimated Transaction Fees & Expenses	$23
Total Uses	**$689**

Pro Forma Valuation	
Share Price	$10.00
PF Shares Outstanding(7)	72.8
Equity Value(7)	**$728**
Plus: Debt(5)	$0
Less: Cash	($205)
Enterprise Value	**$523**

Pro Forma Ownership Structure(8)(9)



6%
19%
53%
22%
Existing Porch Equity Rollover (4)
PTAC Public Shareholders
PIPE Investors
PTAC Sponsor Shareholders

Note: The sources and uses of funds presented herein are forward-looking statements and reflect the Company's current plans and expectations regarding financing the business combination. The Company may elect to obtain additional financing, including the sale of additional debt or equity, or alternative financing on different terms in connection with the business combination, in which case the information presented herein may change. Due to rounding, the numbers presented may not add up to precisely the totals indicated.

(1) Based on enterprise value of $471.5 million, as reduced by (i) estimated $75.9 million of net debt adjustment (of which $74.4 million will be paid down at closing) and (ii) estimated $30 million of cash consideration payable to Porch stockholders at closing. Assumes $8.5 million cash on hand at closing. Porch shares are assumed to be issued at $10.09 per share (includes interest).

(2) Assumes no redemption by PTAC's existing public shareholders. Includes $172.5 million raised from investors and $1.2 million of estimated interest earned on the trust account. Actual results in connection with the business combination may differ.

(3) PIPE shares are issued at $10.00 per share.

(4) Subject to upward adjustment as cash is adjusted downward pursuant to footnote 5.

(5) Cash proceeds subject to downward adjustment to minimum of $10 million based upon total net cash available from all sources at closing.

(6) Assumes $74.4 million of indebtedness paid down at closing of the proposed Transaction, subject to downward adjustment based upon total net cash available from all sources at closing. Assumes $8.5 million of cash on hand at closing.

(7) Excludes earn-out consisting of 5 million restricted shares issued at closing.

(8) Pro forma ownership table excludes (i) approximately $14 million of shares currently anticipated to be issued at closing to advisors in lieu of cash transaction fees, (ii) the impact of all out-of-the-money PTAC warrants, (iii) the impact of all vested and unvested options and RSUs (~7-8% of outstanding shares at closing) and the new employee equity incentive plan pool (~15% of outstanding shares at closing, of which less than 1% may be paid as a cash bonus), and (iv) 1 million share management grant at same vesting schedule as shareholder earnout.

(9) Pro forma ownership table includes earn out consisting of 5 million restricted shares issued at the closing of the Transaction that are subject to forfeiture should the company not meet certain stock trading price hurdles (one-third during the three-year post-closing period at each of $18.00, $20.00 and $22.00 per share).

Porch

Copyright 2020 Porch.com. All rights reserved
37

Copyright 2020 Porch.com. All rights reserved Porch’s unique platform creates significant long - term advantages Vertical Software Platform Reoccurring B2B2C Transaction Revenue Marketplace SaaS Predictable and repeatable revenue Sticky customer base Controllable sales channel High customer LTV No ability to capture broad monetization opportunities of end - consumers limiting TAM Vast TAM and revenue opportunity Tailwinds from digitalization No cost to consumers Companies interested in demand High variable acquisition cost limit profitability profile and growth opportunity Predictable reoccurring revenue Sticky software platform High gross and contribution margins 30x LTV / CAC Massive $220B TAM Company and consumer - centric growth levers 38 – –

Copyright 2020 Porch.com. All rights reserved 49.0% 26.6% 15.0% 13.5% 37.4% 23.8% 24.9% 28.2% 16.7% 1 2 3 4 5 6 7 8 9 10 11 12 2018PF - 2021E Revenue CAGR Median: 15.0% Median: 26.6% Operational Benchmarking 39 Porch’s operating metrics compare favorably to its publicly traded peers Sources: Company filings and S&P Capital IQ. Note: Market data as of July 22, 2020. (1) High Growth / High Margin Software competitive set defined as companies with greater than 20% projected 2021 Y - o - Y revenue growt h and greater than 75% gross margins. 80.8% 61.4% 80.4% 62.4% 91.0% 82.8% 76.9% 76.8% 91.3% 1 2 3 4 5 6 7 8 9 10 11 12 2021E Gross Profit Margin Median: 62.4% Median: 79.8%

Copyright 2020 Porch.com. All rights reserved Valuation Benchmarking 40 Sources: Company filings and S&P Capital IQ. Note: Market data as of July 22, 2020. (1) High Growth / High Margin Software competitive set defined as companies with greater than 20% projected 2021 Y - o - Y revenue growt h and greater than 75% gross margins. The indicative Transaction valuation is attractive on an absolute and on a relative basis 4.4 x 13.2 x 14.6 x 6.0 x 16.8 x 10.0 x 21.9 x 8.8 x 4.1 x 1 2 3 4 5 6 7 8 9 10 11 12 EV / 2021E Revenue Median: 13.2x Median: 13.4x 5.5 x 21.6 x 18.2 x 9.6 x 18.5 x 12.1 x 28.4 x 11.5 x 4.4 x 1 2 3 4 5 6 7 8 9 10 11 12 EV / 2021E Gross Profit Median: 18.2x Median: 15.3x

Copyright 2020 Porch.com. All rights reserved Financial + Operational Benchmarking 41 Sources: Company filings and S&P Capital IQ. Note: Market data as of July 22, 2020. Porch provides a rare combination of value + growth 0% 10% 20% 30% 40% 50% 60% 70% 2.0 x 7.0 x 12.0 x 17.0 x 22.0 x Revenue Growth (2020E - 2021E) + 2021E EBITDA Margin EV / 2021E Revenue

Copyright 2020 Porch.com. All rights reserved M&A Benchmarking 42 Two relevant comparable transactions were priced at a ~95% premium to the proposed Porch Transaction $1,829M Implied EV 6.5x EV / NTM Revenue $2,503M Implied EV 10.6x EV / NTM Revenue 02/15/19 Closed Date 07/24/14 Closed Date Sources: Company filings and S&P Capital IQ based on sell - side consensus estimates. Note: Market data as of June 15, 2020. (1) Source: Meritech Capital. Median SaaS comps include all SaaS / Cloud IPOs since 2004, including those that were subsequen tly acquired. 4.4 x 6.5 x 10.6 x 1 2 3 4 EV / NTM Revenue Median: 8.6x Since the Mindbody and OpenTable transactions were executed, median SaaS multiples have increased by ~22.8% and ~85.1%, respectively (1)

Copyright 2020 Porch.com. All rights reserved 43 Thank you The partner for your home

Copyright 2020 Porch.com. All rights reserved 44 Appendix The partner for your home

Copyright 2020 Porch.com. All rights reserved Non - GAAP Reconciliation – Net Loss To Pro Forma Adjusted EBITDA 45 ($'s in millions) 2018 2019 2020E 2021E Actual Actual Forecast Forecast Net income (loss) ($50) ($56) ($34) ($11) Interest expense $4 $7 $12 $4 Other, net ($2) ($0) $0 $0 Income tax expense (benefit) ($1) $0 $0 $0 Depreciation and amortization $2 $4 $4 $7 Non-cash long-lived asset impairment charge $0 $2 $0 $0 Non-cash stock-based compensation $5 $2 $1 $3 Acquisition compensation and transaction expense $9 $7 $7 $2 Adjusted EBITDA (loss) ($33) ($35) ($10) $7 Adjusted EBITDA (loss) from divested businesses ($4) ($6) $0 $0 Pro Forma adjusted EBITDA (loss) ($29) ($30) ($10) $7

Copyright 2020 Porch.com. All rights reserved Non - GAAP Reconciliation – Pro Forma Gross Profit Contribution Margin 46 ($'s in millions) 2018PF 2019PF 2020E 2021E Actual Actual Forecast Forecast Revenue $36 $57 $73 $120 Cost of revenue $7 $10 $16 $23 Gross profit $29 $47 $57 $97 Variable compensation expense $11 $17 $17 $18 Variable marketing & advertising $15 $18 $13 $20 Variable other expense $1 $1 $1 $6 Pro forma contribution margin $3 $11 $26 $53

Copyright 2020 Porch.com. All rights reserved Non - GAAP Reconciliation – Actuals to Pro Forma Gross Profit 47 ($'s in millions) 2018 2019 Revenue $54 $78 Revenue from divested businesses ($18) ($21) Pro forma revenue $36 $57 Cost of revenue $15 $22 Cost of revenue from divested businesses ($8) ($12) Pro forma cost of revenue $7 $10 Pro forma gross profit $29 $47

The Porch journey so far... we are just getting started

2013 - 2014

Launch

Porch launches with over 1.5 million professionals listed

A great place to work & USA Today Entrepreneur of the Year

Named Seattle's fastest-growing company and one of the best places to work. Matt Ehrlichman is named USA Today Entrepreneur of the Year.

Partnerships

Porch partners with Lowe's and other major partners, expanding nationally and beginning to build proprietary demand channels.

2015 - 2016

New HQ

Porch expands into its current HQ in Seattle's SODO neighborhood.

Vertical software platform

Porch quietly makes its key pivot, transitioning to becoming a vertical software platform and begins providing CRM solutions to companies who are involved in the homebuying process. Porch launches its Moving Concierge products and services to simplify their entire move by tackling all items on moving to-do lists.

2017 - 2018

Vertical software expansion

Porch partners with leading companies across a number of verticals, including Keller Williams and others in the real estate industry, the leading retail companies, and major new utility partners.

ISN acquisition

Porch acquires ISN to become the leading provider of software to home inspectors.

Vertically integrating key services

Porch begins to strategically identify services to go deeper into, starting with handyman, before expanding into moving, insurance, and security.

HireAHelper & Moving services

Porch acquires HireAHelper, adding CRM tools for moving companies and expanding full-service capabilities into moving.

2019 - Today

Kandela

Porch acquires Kandela, expanding into the utilities industry and launching TV/internet.

Warranty and real estate expansion

Porch launches partnerships with the leading warranty and real estate companies, to help their customers move.

Insurance

Porch goes deeper into the insurance value chain by becoming a nationwide licensed insurance agency, now helping to quote and sell all types of P&C insurance through the leading carriers.

Divestitures

Porch strategically divests certain non-core direct-to-consumer business assets as the migration to a vertical software platform is complete.

Porch

Copyright 2020 Porch.com. All rights reserved
48